UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2019
_________________________________
Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
_________________________________

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 5049
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On August 8, 2019, the board of directors of Strategic Realty Trust, Inc. (the “Company”) approved, pursuant to Section 3(a) of the Company’s Amended and Restated Share Redemption Program (the “Amended and Restated SRP”), an additional $250,000 of funds available for the redemption of shares in connection with the death of a stockholder and $150,000 of funds available for redemption of shares in connection with the disability of a stockholder. The Amended and Restated SRP was filed with the Securities and Exchange Commission on August 30, 2016 as an exhibit to a Form 8-K.
On August 8, 2019, the board of directors of the Company approved a third quarter distribution in the amount of $0.06 (6 cents) per share/unit to common stockholders and holders of common units of record as of September 30, 2019. The Company expects to pay this distribution on October 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: August 13, 2019	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer